UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

ALTIMAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39653	98-1554235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

40 West 57th Street 33rd Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

(212) 287-6767

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	ATACU	New York Stock Exchange
Class A Ordinary Shares included as part of the units	ATAC	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	ATACW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Business Combination Agreement

On December 23, 2020, Altimar Acquisition Corporation, a Cayman Islands exempted company (“Altimar”), announced that it had entered into a definitive business combination agreement (as it may be amended, restated, amended and restated or otherwise supplemented from time to time, the “Business Combination Agreement”), by and among Altimar, Owl Rock Capital Group LLC, a Delaware limited liability company (“Owl Rock”), Owl Rock Capital Feeder LLC, a Delaware limited liability company (“Owl Rock Feeder”), Owl Rock Capital Partners LP, a Delaware limited partnership (“Owl Rock Capital Partners”), and Neuberger Berman Group LLC, a Delaware limited liability company (“Neuberger”), a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Transactions

At the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”):

(a)

Altimar will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation under the laws of the State of Delaware (the “Domestication”), upon which Altimar will change its name to “Blue Owl Capital Inc.” (“Blue Owl”);

(b)

Blue Owl’s wholly-owned subsidiary, Blue Owl Capital GP, LLC (“Blue Owl GP”), will serve as the general partner of two Delaware limited partnerships: Blue Owl Holdings LP (“Blue Owl Holdings”) and Blue Owl Carry LP (“Blue Owl Carry”);

(c)

Blue Owl Holdings will acquire (i) Owl Rock’s business of sponsoring, offering and managing all existing and future Owl Rock business development companies, funds and managed accounts (the “Owl Rock Funds”) and (ii) the Dyal Capital Partners division of Neuberger (“Dyal”), including the business and operations related to sponsoring, offering and managing the Dyal funds and any successor fund thereof and Dyal’s business services platform; and

(d)

Blue Owl Carry will acquire 15% (net of certain investor and other third party arrangements) of the carried interest, performance fees and/or incentive fees or allocations arising in respect of the existing and future Owl Rock Funds (other than the fees of the Owl Rock business development companies, 100% of which (net of certain investor and other third party arrangements) are being contributed to Blue Owl Holdings as described in clause (c)) and in respect of future Dyal funds (specifically excluding Dyal Funds I-V for which carried interest is not being contributed).

Upon consummation of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), the combined company will be organized in an “Up-C” structure, in which substantially all of the assets and business of Blue Owl will be held by Blue Owl Holdings and Blue Owl Carry. The combined company’s business will continue to operate through the subsidiaries of Blue Owl Carry and Blue Owl Holdings (collectively, the “Blue Owl Operating Group”). Blue Owl will in turn hold its interests in Blue Owl Holdings and Blue Owl Carry through Blue Owl GP, a wholly owned subsidiary that will hold the general partner units in the Blue Owl Operating Group entities.

The Domestication

Immediately prior to the Closing, Altimar will effect the Domestication pursuant to which: (a) each outstanding Class A ordinary share, par value $0.0001 per share of Altimar (the “Class A ordinary shares”), will automatically convert into one share of Class A common stock, par value $0.0001 per share of Blue Owl (the “Class A common stock”), (b) each outstanding Class B ordinary share, par value $0.0001 per share of Altimar (the “Class B ordinary shares”), will automatically convert into one share of Class F common stock, par value $0.0001 per share of Blue Owl (the “Class F common stock”), and (c) the outstanding warrants to purchase Class A ordinary shares of Altimar will automatically become exercisable for shares of Class A common stock. The terms of the Class

F common stock will be substantially identical to the terms of the Class B ordinary shares. By their terms, the shares of Class F common stock will automatically convert on a one-to-one basis into shares of Class A common stock upon the consummation of Altimar’s initial business combination, subject to certain anti-dilution adjustments, just as Altimar’s Class B ordinary shares would have converted had the Domestication not occurred.

Pursuant to the Forfeiture and Support Agreement, dated as of December 23, 2020 (the “Forfeiture and Support Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, Altimar Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), agreed, among other things, effective upon the Closing, (x) as holder of a majority of the Class B ordinary prior to the Domestication and a majority of the shares of Class F common stock which will be outstanding as a result of the Domestication, to waive the anti-dilution adjustments set forth in Altimar existing Memorandum and Articles of Association and which will be set forth in Altimar’s Certificate of Incorporation in connection with the Business Combination and (y) to forfeit and surrender for no additional consideration 2,289,375 of the 6,675,000 shares of Class A common stock which would be received by Sponsor as a result of the automatic conversion of its shares of Class F common stock upon the Closing.

Consideration

Pursuant to the Business Combination Agreement, the aggregate value of the consideration (prior to giving effect to the earnout shares described below) to be paid to the current equityholders of Owl Rock (the “Owl Rock Equityholders”) and Dyal (the “Dyal Equityholders”) in the Business Combination is approximately $12.15 billion, of which:

(a)

approximately $5,467,500,000 will be paid to the existing Owl Rock Equityholders consisting of: certain cash consideration in the approximate amount of $350,000,000 (subject to adjustment as described below, the “Owl Rock Cash Consideration”) and the remainder in shares of Blue Owl common stock (as defined below) at a price of $10.00 per share, provided that at an Owl Rock Equityholder’s election, subject to satisfaction of certain terms and conditions set forth in the Business Combination Agreement, such Owl Rock Equityholder may elect, in lieu of each share of Blue Owl common stock to which such Owl Rock Equityholder is entitled, to receive one common unit in each of Blue Owl Holdings and Blue Owl Carry (together, a “Blue Owl Operating Group Unit”) and a corresponding one vote-only share of Blue Owl; and

(b)

approximately $6,682,500,000 will be paid to the Dyal Equityholders consisting of: certain cash consideration in the approximate amount of $1,100,000,000 (subject to adjustment as described below, the “Dyal Cash Consideration”) and the remainder in Blue Owl Operating Group Units and vote-only shares of Blue Owl.

The Owl Rock Cash Consideration and Dyal Cash Consideration are subject to adjustment to the extent working capital or debt of Owl Rock or Dyal at the Closing are different than agreed upon targets. The Owl Rock Cash Consideration and Dyal Cash Consideration will also be reduced to the extent that available Closing date cash (which is defined as the sum of (a) the cash in the Altimar’s Trust Account, less amounts required for the redemptions plus (b) the aggregate net proceeds received from the proposed PIPE Investment) is less than $1,775,000,000. Any such reduction described in the immediately preceding sentence would result in an adjustment to the relative equity interests of the Owl Rock Equityholders and Dyal Equityholders, as applicable.

Owl Rock Feeder, which owns 50.1% of Owl Rock and which is controlled by and 60% owned by Owl Rock Partners (the investment vehicle for the Owl Rock Principals (as defined below)), has agreed not to accept any portion of the Owl Rock Cash Consideration and will instead receive its portion of the consideration payable to the Owl Rock Equityholders in the form of Blue Owl Operating Group Units and vote-only shares of Blue Owl (with the Owl Rock Cash Consideration then being reallocated solely to the other 49.9% of Owl Rock Equityholders and without otherwise changing the total aggregate cash and equity consideration payable to Owl Rock Equityholders). Similarly, one of the Dyal Equityholders, which is owned by certain Dyal Principals (as defined below), has agreed to forego its portion of the Dyal Cash Consideration and instead accept additional Blue Owl Operating Group Units and vote-only shares (with the Dyal Cash Consideration then being reallocated solely to the other Dyal Equityholders and without otherwise changing the total aggregate cash and equity consideration payable to Dyal Equityholders).

In addition to the consideration described above, each Owl Rock Equityholder and each Dyal Equityholder will have the right to receive certain payments under the Tax Receivable Agreement (as defined below). In addition, 45,000,000 additional shares of Class E common stock and/or Seller Earnout Units (as defined below) in each of Blue Owl Holdings and Blue Owl Carry are being issued to the Owl Rock Equityholders and 55,000,000 Seller Earnout Units in each of Blue Owl Holdings and Blue Owl Carry are being issued to the Dyal Equityholders. The Class E common stock and “Seller Earnout Units” consist of two equal tranches, with one tranche (50% of the total) vesting if the volume-weighted average share price on Blue Owl’s Class A Common Stock is $12.50 or above for 20 consecutive days within 5 years after the Closing and the second tranche (the remaining 50%) vesting if the volume-weighted average share price on Blue Owl’s Class A common stock is $15.00 or above for 20 consecutive days within 5 years after the Closing. The vesting metrics also are achieved if there is a merger, consolidation, tender offer, exchange offer, business combination or sale at or above the relevant vesting metric. The Class E common stock converts automatically into Class A common stock upon vesting and, in connection with the vesting of Seller Earnout Units, shares of Class D common stock (in the case of Owl Rock Principals and Dyal Principals) and shares of Class C common stock (in all other cases) are issued to the holder thereof. The shares of Class E common stock that have not vested by the fifth anniversary of the Closing shall, automatically and without further action on the part of Blue Owl or any holder of Class E common stock, be transferred to Blue Owl and cancelled for no consideration, and thereafter Blue Owl shall take all necessary action to retire such shares of Class E common stock that are reacquired by Blue Owl and shall not be disposed of out of treasury or otherwise reissued.

The cash consideration for the Business Combination will be funded through a combination of cash from Altimar and proceeds from the proposed PIPE Investments (as defined below) to occur immediately prior to the Closing.

Representations and Warranties; Covenants

The parties to the Business Combination Agreement have made customary representations, warranties and covenants in the Business Combination Agreement, including, among others, covenants with respect to the conduct of Altimar, Owl Rock, Owl Rock Feeder, Neuberger and their respective applicable businesses prior to the Closing. Each of Altimar, Owl Rock, Owl Rock Feeder, Owl Rock Capital Partners and Neuberger has agreed to cooperate and use commercially reasonable efforts to cause the Business Combination to be consummated.

Conditions to Consummation of the Business Combination

The Closing is subject to certain conditions, including, among other things, (i) the approval of the Business Combination and other matters by Altimar’s shareholders; (ii) if required, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain additional regulatory approvals; (iii) the consent of the equityholders of each of Owl Rock Capital Corporation, Owl Rock Capital Corporation II, Owl Rock Capital Corporation III, Owl Rock Technology Finance Corp. and Owl Rock Core Income Corp. (the “Owl Rock BDCs”) to the assignment of such Owl Rock BDC’s current investment advisory agreement; (iv) the approval of matters related to the Business Combination by the limited partners and/or advisory committees for each of Dyal Funds I-V and Dyal Finance Fund and each of the Owl Rock Funds (excluding certain managed accounts where consent will be sought but not required); (v) the completion of the Domestication by Altimar in accordance with Section 388 of the Delaware General Corporation Law and the Companies Law (2020 Revision) of the Cayman Islands; (vi) the cash proceeds from the trust account established for the purpose of holding the net proceeds of Altimar’s initial public offering, net of any amounts paid to Altimar’s shareholders that exercise their redemption rights in connection with the Business Combination, plus the aggregate proceeds of the PIPE Investments (as defined below) equaling no less than $1,300,000,000 at the Closing (the “Minimum Proceeds Condition”) (provided that in the case of Altimar, the Minimum Proceeds Condition is that the PIPE Investment has been funded in an amount not less than $750,000,000); (vii) covenant and representation and warranty bring down conditions; (viii) the absence of a material adverse effect on the respective parties; (ix) continued employment of the key principals; and (x) the effectiveness of the Registration Statement (as defined below) and the listing of Blue Owl Class A common stock to be issued in the Business Combination on the New York Stock Exchange (“NYSE”). To the extent permitted by law, the conditions in the Business Combination Agreement may be waived by the parties thereto.

The Business Combination Agreement also includes an exclusivity provision prohibiting Altimar from soliciting other business combinations or from changing its recommendation in favor of the Business Combination.

Termination

The Business Combination Agreement may be terminated by Altimar, Owl Rock, Owl Rock Feeder, Owl Rock Capital Partners or Neuberger under certain circumstances, including, among others, (i) by mutual written consent of Neuberger, Owl Rock, Owl Rock Feeder, Owl Rock Capital Partners and Altimar, (ii) by Neuberger, Owl Rock, Owl Rock Feeder, Owl Rock Capital Partners or Altimar if the Closing has not occurred on or before September 23, 2021 (the “Outside Date”), subject to extension by mutual agreement of the parties and in certain other circumstances, if (A) a proceeding by Neuberger or Owl Rock against Altimar for a material uncured breach of the Business Combination Agreement is commenced or pending on or prior to such date (in which event, the Outside Date for consummating the Business Combination will be extended until the earlier of (x) 30 days following a final non-appealable order has been issued in such proceeding, and (y) December 23, 2021), (B) the Altimar stockholder meeting is adjourned or postponed to a date on or after September 23, 2021 (in which event the Outside Date for consummating the Business Combination will be extended until three business days following the date on which the Altimar stockholder meeting is held), and (C) any party is in material breach of any of its representations and warranties or has failed to perform its covenants and after notice of such breach by another party has failed to cure such breach by the Outside Date for consummating the transaction (including any extension of the Outside Date pursuant to clauses (A) and (B) above (in which event the Outside Date will be extended by 30 days)), (iii) by Neuberger, Owl Rock, Owl Rock Feeder, Owl Rock Capital Partners or Altimar for material uncured breach by other parties to the Business Combination Agreement (subject to notice and an opportunity to cure, if curable), and (iv) by Neuberger, Owl Rock, Owl Rock Feeder, Owl Rock Capital Partners or Altimar if Altimar has not obtained the required approval of its shareholders.

Indemnification

There is no survival of representations, warranties, covenants or agreements in the Business Combination Agreement, although breach of contract claims remain for breaches of covenants or agreements in the Business Combination Agreement to the extent calling for performance after the Closing. There are certain indemnification rights running in favor of Owl Rock Equityholders and Dyal Equityholders, respectively, and certain of their related indemnified parties, as to liabilities relating to the operation of the Owl Rock and Dyal businesses, respectively (which liabilities are agreed will be assumed by Blue Owl and its subsidiaries). There are certain limited indemnifications by Owl Rock Equityholders related to, respectively, a true-up on the working capital and debt adjustment and pre-closing income taxes and an indemnification by Owl Rock Partners related to certain non-operational “FIC assets” (e.g., generally consisting of specified cash held on the balance sheet or otherwise invested for cash management purposes and that is intended to be used to make investments that benefit, or are complementary to the Owl Rock entities) which are for the benefit of and being retained by Owl Rock Partners. Neuberger is providing certain indemnifications related to certain excluded Dyal assets and limited indemnification related to a true-up on the working capital and debt adjustments and pre-closing income taxes.

Additional Information

The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Business Combination Agreement contains representations, warranties and covenants that the parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about Altimar, Owl Rock, Owl Rock Feeder, Owl Rock Capital Partners, Neuberger or any other party to the Business Combination

Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Altimar’s public disclosures.

Proposed Organizational Documents

Prior to the Closing and in connection with the Domestication, Blue Owl will adopt a new certificate of incorporation (the “Proposed Charter”) and bylaws (the “Proposed Bylaws,” and, together with the Proposed Charter, the “Proposed Organizational Documents”), to establish a structure containing, but not limited to, authorizing the following shares of capital stock (collectively, the “Blue Owl common stock”): (i) economic, low-vote shares of Class A common stock, (ii) economic, high-vote shares of Class B common stock, par value $0.0001 per share (“Class B common stock”), (iii) non-economic, low-vote shares of Class C common stock, par value $0.0001 per share (“Class C common stock”), (iv) non-economic, high-vote shares of Class D common stock, par value $0.0001 per share (“Class D common stock”), (v) economic, no-vote shares of Class E common stock, par value $0.0001 per share (the “Class E common stock”), and (vi) Class F common stock.

The Blue Owl Class A, Class B and Class E common stock will carry such economic and voting rights as set forth in the Proposed Organizational Documents, with the two series of Class E common stock vesting as described above. Each Class A common stock and Class C common stock is entitled to one vote per share, with the Class C common stock being held by holders of Blue Owl Operating Group Units, other than the Owl Rock Principals and the Dyal Principals. Such Class C common stock will be exchanged in connection with any exchange of Blue Owl Operating Group Units by a holder other than an Owl Rock Principal or Dyal Principal for Class A common stock.

Following the Closing, the Blue Owl Class D common stock will be held, directly or indirectly, by Doug Ostrover, Marc Lipschultz, Craig Packer and Alan Kirshenbaum, four individuals associated with Owl Rock (the “Owl Rock Principals”) and Michael Rees, Sean Ward and Andrew Laurino, three individuals associated with Dyal (the “Dyal Principals”). Class B common stock will be issued upon exchange of Blue Owl Operating Group Units and the surrender and cancellation of Class D common stock. Together, the Class B common stock and Class D common stock at all times prior to the Sunset Date represent 90% of the total voting power of all shares of capital stock of Blue Owl (including shares issued in the future) until such time as the Owl Rock Principals, Dyal Principals and certain entities controlled by them, including their permitted transferees (such as charitable trusts and estate planning vehicles), own less than 25% of their aggregate ownership as of immediately after the Closing (the “Sunset Date”). Upon certain transfers to third parties or certain disqualifying events (namely, removal from Blue Owl’s Executive Committee for cause, competition in violation of a restrictive covenant or death), the Class B common stock or Class D common stock will convert into Class A common stock or Class C common stock, respectively, but the remaining shares of Class B common stock and Class D common stock will retain an aggregate of 90% of the voting power until the Sunset Date. As provided in the Business Combination Agreement, the Owl Rock Principals (including through their ownership of Owl Rock Feeder) will have a majority of the voting power of Blue Owl’s capital stock immediately after Closing.

The Class F common stock will be substantially identical to the Class B ordinary shares of Altimar and will exist for a moment in time between the effectiveness of the Domestication and the Closing. Upon the Closing and in accordance with the Forfeiture and Support Agreement, each share of Class F common stock will convert into one share of Class A common stock.

The Proposed Charter will impose the lock-up described below on Owl Rock Equityholders receiving Class A common stock that are not otherwise party to the Investor Rights Agreement. The Proposed Charter also provides for a classified board of directors.

The foregoing description of the Proposed Charter and Proposed Bylaws does not purport to be complete and is qualified in its entirety by the terms and conditions of the forms thereof, which are attached as Exhibit A and Exhibit B, respectively, to the Business Combination Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Subscription Agreements

In connection with entering into the Business Combination Agreement, Altimar, Owl Rock and Neuberger entered into subscription agreements (the “Subscription Agreements”), each dated as of December 23, 2020, with certain institutional and other accredited investors (the “PIPE Investors”), pursuant to which, among other things, the PIPE Investors party thereto agreed to purchase an aggregate of 150,000,000 shares of Class A common stock immediately prior to the Closing at a cash purchase price of $10.00 per share (the “PIPE Investment”). The Subscription Agreements contain customary representations, warranties, covenants and agreements of Altimar and the PIPE Investors and are subject to customary closing conditions (including, without limitation, that there is no amendment or modification to the Business Combination Agreement that is material and adverse to the PIPE Investor) and termination rights (including a termination right if the transaction contemplated by the Subscription Agreement has not been consummated by October 23, 2021, other than as a result of breach by the terminating party).

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the forms of Subscription Agreement, copies of which are filed as Exhibit 10.2 and Exhibit 10.3 hereto and incorporated by reference herein.

Investor Rights Agreement

Upon the completion of the Business Combination, Blue Owl will enter into an investor rights agreement (the “Investor Rights Agreement”) together with Sponsor, certain equityholders of Altimar named therein (collectively, and together with the Sponsor, the “Altimar Founders”), and certain of the Owl Rock Equityholders and the Dyal Equityholders.

The Investor Rights Agreement provides for an initial nine-person board of directors, consisting of three individuals to be designated by the Owl Rock Principals, which initially will include Doug Ostrover, Marc Lipschultz and one other individual to be designated by the Owl Rock Principals, two individuals designated by the Dyal Principals, which will initially include Michael Rees and Sean Ward, one individual designated by Neuberger and three independent directors selected by a majority of Doug Ostrover, Marc Lipschultz and Michael Rees (the “Key Individuals”). Neuberger has certain continued nomination rights for one director while they maintain in excess of certain ownership percentages as determined in accordance with the Investor Rights Agreement and the Owl Rock Principals and Dyal Principals have severally agreed with Blue Owl to take actions to approve such nominations. Blue Owl expects to be a controlled company within the meaning of the NYSE rules at the Closing and has agreed to certain covenants in accordance therewith.

The Investor Rights Agreement provides that certain material actions of Blue Owl require approval of its board of directors, the Executive Committee and, until certain ownership thresholds are no longer maintained or (in some cases) an applicable time period has not expired, Neuberger. The Investor Rights Agreement also provides for the establishment of an “Executive Committee” consisting initially of the Owl Rock Principals and Dyal Principals that will be delegated day-to-day management of Blue Owl and its subsidiaries. Certain actions of the Executive Committee require the unanimous consent of the Key Individuals.

The Investor Rights Agreement also provides Neuberger with certain preemptive rights with respect to future equity offerings by Blue Owl, Blue Owl Holdings, Blue Owl Carry and their subsidiaries, subject to customary exceptions, such as for equity issued as part of an underwritten public offering for cash or as acquisition consideration to unrelated third parties. Neuberger also has certain information rights and confidentiality obligations under the Investor Rights Agreement.

The parties to the Investor Rights Agreement have agreed (subject to exceptions for permitted transfers) to a contractual lock-up on the sale of Blue Owl common stock and Blue Owl Operating Group Units as follows: (a) in the case of Owl Rock Principals and Dyal Principals, 24 months from Closing, (b) in the case of the Sponsor and Altimar Founders, 12 months from Closing, and (c) in the case of all other parties thereto, six months from the Closing. Notwithstanding the foregoing, 40% of the equity issued to Owl Rock Feeder, which is attributable to a person other than Owl Rock Principals, will be released from the lock-up 6 months from Closing. The Class E common stock and Seller Earnout Units received by the parties thereto are also subject to lock-up until the later of the date the holder thereof is otherwise subject to a lock-up with respect to its other equity securities and the date such shares or units have vested, as described above.

Under the terms of the Investor Rights Agreement, Blue Owl, Blue Owl Holdings and Blue Owl Carry granted the Owl Rock Equityholders and the Dyal Equityholders certain customary demand, shelf and piggyback registration rights. Blue Owl also granted the Altimar Founders certain customary shelf and piggyback registration rights. Blue Owl is required to file within thirty days of the Closing a shelf registration statement registering the public resale of the shares of common stock of Blue Owl (“Shelf Registration Statement”), and cause the Shelf Registration Statement to be declared effective as promptly as practicable after the filing thereof and no later than the earlier of (A) 60 calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Shelf Registration Statement, the 90th calendar day following the filing thereof) and (B) the 10th business day after the date Blue Owl is notified (orally or in writing, whichever is earlier) by the SEC that it will not review the Shelf Registration Statement.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form Investor Rights Agreement, the form of which is attached as Exhibit D to the Business Combination Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Exchange Agreement and Tax Receivable Agreement

Concurrently with the Closing, Blue Owl will enter into an exchange agreement (the “Exchange Agreement”) with the holders of Blue Owl Operating Group Units providing that such holders, subject to any applicable transfer restrictions, may (subject to the terms of the Exchange Agreement) exchange an equal number of Blue Owl Operating Group Units and cancel an equal number of shares of Blue Owl’s Class C common stock or Class D common stock, as applicable, in exchange for an equal number of shares of Class A common stock or Class B common stock, as applicable, or cash at Blue Owl’s election. Under certain circumstances, Blue Owl Holdings and Blue Owl Carry (through an exchange committee to be established by the general partner) may elect to pay holders of Blue Owl Operating Group Units a cash payment in lieu of delivery of Class A common stock or Class B common stock described in the foregoing sentence.

In addition, in connection with the Closing, Blue Owl will enter into a tax receivable agreement (the “Tax Receivable Agreement”), by and among Blue Owl, the Blue Owl Operating Group, the Dyal Equityholders and the Owl Rock Equityholders and certain other parties thereto. Pursuant to the Tax Receivable Agreement, Blue Owl will be required to pay 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of any increases in tax basis and certain other tax attributes of Blue Owl and tax benefits related to the payment of the cash or stock consideration pursuant to the Business Combination Agreement and any exchange of Blue Owl Operating Group Units for shares of Blue Owl Class A or Class B common stock or cash in the future. Blue Owl’s obligations under the Tax Receivable Agreement accelerate upon a change in control and certain other termination events, as defined therein.

The foregoing description of the Exchange Agreement and the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form Exchange Agreement and form Tax Receivable Agreement, the forms of which are filed as Exhibit 2.1 (Exhibits J and C, respectively) hereto and incorporated by reference herein.

Employment and Restrictive Covenant Agreements with Key Individuals

Simultaneously with execution of the Business Combination Agreement, Blue Owl entered into an employment and restrictive covenant agreement with each of the Key Individuals to be effective as of the Closing and null and void if the Business Combination Agreement is terminated for any reason (each, an “Employment Agreement”). The term of each Employment Agreement is perpetual until terminated in accordance with its terms. Each Key Individual has the right to terminate his employment voluntarily at any time, subject to minimum notice requirements, but Blue Owl may only terminate such Key Individual’s employment for cause or by reason of the Key Individual’s death or disability.

Each Key Individual is entitled during his employment to a base salary of $500,000, additional compensation, paid quarterly, in an amount equal to 1.33% of the management fee and certain other revenues of Blue Owl less the Key Individual’s base salary (subject to a 10% holdback and an annual true-up following receipt of audited Blue Owl financials), and to participate in Blue Owl’s employee benefit plans, as in effect from time to time.

Each Employment Agreement requires the Key Individual to protect the confidential information of Blue Owl both during and after employment. In addition, during the Key Individual’s employment and (i) until two years after the Key Individual’s employment terminates (such Key Individual’s “Termination Date”), such Key Individual is required to refrain from soliciting employees under the circumstances specified therein, (ii) until one year after the Key Individual’s Termination Date, such Key Individual is required to refrain from soliciting Blue Owl’s clients under the circumstances specified therein and (iii) until five years after the Key Individual’s Termination Date (the “Restricted Period”), such Key Individual is required to refrain from interfering with Blue Owl’s relationships with investors and from competing with (a) a business line of Blue Owl’s as of the Key Individual’s Termination Date or (b) a business line planned, as of the Key Individual’s Termination Date, to be implemented within the twelve (12)-month period following such Termination Date.

Under the Employment Agreements, Blue Owl may terminate each Key Individual’s employment solely for cause or by reason of his disability (as such terms are defined in his Employment Agreement). Furthermore, (i) if Blue Owl terminates such Key Individual’s employment for cause or such Key Individual’s employment is terminated by reason of death or disability, or if such Key Individual terminates employment voluntarily, such Key Individual will be paid accrued but unpaid salary through the date of termination and (ii) if the Key Individual’s employment is terminated for any reason, such Key Individual shall be entitled to an annual amount of 1.33% of annual management fee revenues of Blue Owl during the Restricted Period, but such entitlement during the Restricted Period does not apply in the case of a termination of such Key Individual’s employment for cause or as a result of voluntary departure by such Key Individual prior to the fifth anniversary of the Closing. The continued compensation described in clause (ii) in the preceding sentence is subject to the Key Individual’s execution and delivery to Blue Owl of a general release of claims and continued compliance with his covenants not to compete with Blue Owl and its affiliates during the Restricted Period.

The foregoing description of the Employment Agreement and its terms does not purport to be complete and is qualified in its entirety by the terms and conditions of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Forfeiture and Support Agreement.

Pursuant to the Forfeiture and Support Agreement, dated as of December 23, 2020 (the “Forfeiture and Support Agreement”), Sponsor, agreed, among other things, (i) effective upon the Closing, (x) as holder of a majority of the Class B ordinary prior to the Domestication and a majority of the shares of Class F common stock which will be outstanding as a result of the Domestication, to waive the anti-dilution adjustments set forth in Altimar existing Memorandum and Articles of Association and which will be set forth in Altimar’s Certificate of Incorporation in connection with the Business Combination and (y) to forfeit and surrender for no additional consideration 2,289,375 of the 6,675,000 shares of Class A common stock which would be received by Sponsor upon the automatic conversion of its shares of Class F common stock upon the Closing, and (ii) prior to the consummation of Business Combination or the termination of the Business Combination Agreement (x) to refrain from taking (and not cause Altimar to take) any action the effect of which would be to cause Altimar to breach its exclusivity obligations set forth in Section 10.21(b) of the Business Combination Agreement, (y) to vote or cause to be voted, all of the Altimar shares beneficially owned by Sponsor, at every meeting of the shareholders of Altimar at which such matters are considered and at every adjournment or postponement thereof: (1) in favor of (A) the Business Combination and the Business Combination Agreement and the other transactions contemplated thereby (including any proposals recommended by Altimar’s Board of Directors in connection with the Business Combination), (B) any proposal to adjourn or postpone such meeting of shareholders to a later date if there are not sufficient votes to approve the Business Combination, and (C) an amendment of Altimar’s governing documents to extend the Outside Date for consummating the Business Combination, if applicable; (2) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Altimar under the Business Combination Agreement; and (3) against (A) any proposal or offer from any person concerning (I) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Altimar, or (II) the issuance or acquisition of shares of capital stock or other Altimar equity securities (other than as contemplated or permitted by the Business Combination Agreement); and (B) any action, proposal, transaction or agreement that would reasonably be expected to impede the fulfillment of Altimar’s conditions under the Business Combination Agreement or change in any manner the voting rights of any class of Altimar’s shares. In addition, Sponsor and each of Altimar’s independent directors, in their capacity as holders of Altimar Class B ordinary shares, have also agreed (i) prior to the consummation of Business Combination or the termination of the Business Combination Agreement, not to transfer any of the their Class B ordinary shares (or shares of Class F common stock received in the Domestication), and in the case of Sponsor, its warrants to acquire Class A ordinary shares, except to certain permitted transferees that agree to be bound by the terms of the Forfeiture and Support Agreement, and (ii) at the Closing, to execute and deliver the Investor Rights Agreement.

Blue Owl Limited Partnership Agreements

In connection with the Closing, Blue Owl Holdings and Blue Owl Carry will each enter into amended and restated agreements of limited partnership (collectively, the “Blue Owl Limited Partnership Agreements”). Pursuant to the Blue Owl Limited Partnership Agreements, Blue Owl GP has the right to determine when distributions will be made to the partners of the Blue Owl Operating Group entities (including to the General Partner, with respect to its economic general partner interest in the Blue Owl Operating Group entities) and the amount of any such distributions, provided that any such distribution is made to all of the partners pro rata in accordance with their respective ownership of Blue Owl Operating Group Units. Each of the Blue Owl Operating Group entities is expected to have an identical number of Blue Owl Operating Group Units outstanding. A portion of the Blue Owl Operating Group Units are “Seller Earnout Units” having the terms described under “Consideration.”

The Blue Owl Limited Partnership Agreements provide for “tax distributions” to the partners of the Blue Owl Operating Group entities if the taxable income of the relevant Blue Owl Operating Group entity gives rise to taxable income for its partners. Generally, these tax distributions are computed based on an estimate of the net taxable income of the relevant entity multiplied by an assumed tax rate, equal to the highest combined maximum marginal U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York.

Subject to any applicable transfer restrictions and other provisions, the Blue Owl Operating Group Units may be exchanged for shares of Blue Owl’s Class A or Class B common stock, as described under “Exchange Agreement and Tax Receivable Agreement.”

The foregoing description of the Blue Owl Limited Partnership Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Blue Owl Limited Partnership Agreements, the forms of which are filed as Exhibit 2.1 (Exhibits G and H, respectively) hereto and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of Blue Owl common stock is incorporated by reference herein. The shares of common stock issuable in connection with the transactions contemplated by the Business Combination and the PIPE Investment will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01. Other Events.

The proxy statement/prospectus included in the Registration Statement to be filed in connection with the proposed Business Combination will include information about the general effect of the issuance of Blue Owl Class B common stock and Class D common stock upon the rights of the holders of Blue Owl Class A common stock.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, Altimar intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) which will include a proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of Altimar’s ordinary shares in connection with Altimar’s solicitation of proxies for the vote by Altimar’s shareholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of Blue Owl to be issued in the Business Combination. Altimar’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as these materials will contain important information about the parties to the Business Combination Agreement, Altimar and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to shareholders of Altimar as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Shareholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Altimar Acquisition Corporation, 40 West 57th Street, 33rd Floor, New York, New York 10019, Attention: Secretary, or by calling (212) 287-6767.

Participants in the Solicitation

Altimar and its directors and executive officers may be deemed participants in the solicitation of proxies from Altimar’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Altimar is contained in Altimar’s registration statement on Form S-1, which was filed with the SEC on October 21, 2020, and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Altimar Acquisition Corporation, 40 West 57th Street, 33rd Floor, New York, New York 10019, Attention: Secretary, or by calling (212) 287-6767. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Each of Owl Rock, Owl Rock Feeder, Owl Rock Capital Partners, Neuberger and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from Altimar’s shareholders in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the Registration Statement when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Altimar’s, Owl Rock’s, Owl Rock Feeder’s, Owl Rock Capital Partner’s and Neuberger’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Altimar’s, Owl Rock’s, Owl Rock Feeder’s, Owl Rock Capital Partner’s and Neuberger’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Altimar’s, Owl Rock’s, Owl Rock Feeder’s, Owl Rock Capital Partner’s and Neuberger’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Altimar, Owl Rock, Owl Rock Feeder, Owl Rock Capital Partner or Neuberger following the announcement of the Business Combination Agreement and the transactions contemplated therein; (2) the inability of Altimar to complete the contemplated transactions with Owl Rock and Dyal; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transactions contemplated therein to fail to close; (4) the ability to meet the NYSE’s listing standards following the consummation of the transactions contemplated by the proposed business combination; (5) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the amount of funds available in Altimar’s trust account following any redemptions by Altimar’s shareholders; (7) costs related to the Business Combination; (8) the possibility that Owl Rock, Dyal or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” in the Registration Statement, and in Altimar’s other filings with the SEC. Altimar cautions that the foregoing list of factors is not exclusive. Altimar cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Altimar does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1†	Business Combination Agreement, dated as of December 23, 2020, by and among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC

10.1	Forfeiture and Support Agreement, dated as of December 23, 2020, by and among Altimar Sponsor LLC, the Altimar Class B Holders party thereto, Owl Rock Capital Partners LP, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC and Neuberger Berman Group LLC

10.2	Form of Subscription Agreement No. 1

10.3	Form of Subscription Agreement No. 2

10.4	Employment and Restrictive Covenant Agreement, dated as of December 23, 2020, by and between Altimar Acquisition Corporation and Doug Ostrover

10.5	Employment and Restrictive Covenant Agreement, dated as of December 23, 2020, by and between Altimar Acquisition Corporation and Marc Lipschultz

10.6	Employment and Restrictive Covenant Agreement, dated as of December 23, 2020, by and between Altimar Acquisition Corporation and Michael D. Rees

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2020

ALTIMAR ACQUISITION CORPORATION

By:	/s/ Tom Wasserman
Name:	Tom Wasserman
Title:	Chief Executive Officer